Exhibit 99.1

NUTRISYSTEM, INC. REPORTS RESULTS FOR

THIRD QUARTER 2007

  Reports Third Quarter Revenue of $188 million - up 21%; EPS of $0.64

Horsham, PA - October 24, 2007-NutriSystem, Inc. (NASDAQ: NTRI), a leading provider of weight management and fitness products and services, today announced results for the third quarter ended September 30, 2007, including:

  An increase in revenue of 21% to $188,283,000 in the third quarter of 2007 compared to $155,258,000 in revenue in the third quarter of 2006;
  A decrease in operating income to $34,485,000 (18.3% of revenues) in the third quarter of 2007 compared to $36,678,000 (23.6% of revenues) in the third quarter of 2006; and
  An increase in diluted earnings per share to $0.64 in the third quarter of 2007 as compared to $0.63 per diluted share in the third quarter of 2006.

"Although we continue to feel positive about our business and its long-term strength, the third quarter results didn't meet our growth expectations," said Michael J. Hagan, Chairman and Chief Executive Officer. "We believe competitive pressures from new entrants in the weight loss market had a larger effect on our marketing efficiency than anticipated. We continue to be satisfied with our reactivation business but our growth in new customers in the quarter was off about 11% versus the guidance we provided in July 2007. We did, however, continue to demonstrate that the business generates cash as we added roughly $35 million to our cash balance during the quarter."

Direct channel revenue reached $175,149,000 in the third quarter of 2007, a 22% increase over the same period in 2006. The Company added approximately 218,000 Direct channel new customers, as compared to an approximately 235,000 new customers in the third quarter of 2006. Customer acquisition costs for the third quarter 2007 were $214 as compared to $143 in the third quarter of 2006.

"Included in third quarter 2007 expenses are $1.6 million in costs associated with development of our new e-commerce platform and our new food program, NutriSystem Advanced, as well as costs associated with international expansion in Canada and the U.K.," said James D. Brown, Executive Vice President and Chief Financial Officer.  "In addition, in the third quarter 2007, we incurred approximately $600,000 of transaction costs associated with a proposed acquisition that the Company is no longer pursuing."

Fourth Quarter and Revised Full Year 2007 Outlook

The Company estimates fourth quarter 2007 revenues will be approximately flat on a year-over-year basis. Full year revenues are now expected to be between $770 million and $776 million. Given the uncertainty around competitive pressures, the seasonally slower fourth quarter, and the timing of the launch of the new food program, the Company expects the number of new customers in the fourth quarter of 2007 to be down about 20% on a year-over-year basis.

Due to the recently announced investment in ZeroWater, the Company will now provide guidance for operating income going forward, rather than earnings per share. For the fourth quarter 2007, the Company estimates operating income to be between $16 million and $19 million. This guidance includes approximately $3.5 million of non-cash compensation, depreciation and amortization. This guidance does not include approximately $2 million of NutriSystem's estimated proportionate share in ZeroWater's loss.

For the full year 2007, the Company expects operating income to be between $163 million and $166 million. This guidance includes about $10.5 million of non-cash compensation, depreciation and amortization. This guidance does not include approximately $2 million of NutriSystem's estimated proportionate share in ZeroWater's loss.

"In the second half of 2007, we've taken significant steps to bolster our management team with a new President and Chief Operating Officer, a new VP of Supply Chain, and our recently announced new Chief Financial Officer," said Michael Hagan. "We've also made other significant investments in 2007 which we believe will benefit 2008 and beyond, including our first new weight loss program in four years, a new e-commerce platform, and preparations to launch international businesses."

"Although we may pursue acquisitions in adjacent health and wellness categories in the future, with a strong cash position and through the recently announced $200 million credit facility, we believe the best way to return value to our shareholders is through repurchasing our shares at this time," concluded Mr. Hagan.

Conference Call and Webcast

Management will host a conference call and simultaneous webcast to discuss third quarter 2007 financial results today at 5:00 PM Eastern time. The conference call will include remarks about the quarter and the Company's outlook from members of the NutriSystem senior management team including Chairman and Chief Executive Officer Michael Hagan, President and Chief Operating Officer Joe Redling, Executive Vice President and Chief Marketing Officer Tom Connerty, and Executive Vice President and Chief Financial Officer James D. Brown. In the conference call the senior management team will refer to a brief slide presentation that will be available in the presentations page of the investor relations section of NutriSystem's website, www.nutrisystem.com. Interested parties may participate in the conference call by dialing 800-706-7748 (international: 617-614-3473) and entering access code 17037256, 5-10 minutes prior to the initiation of the call. A replay of the conference call will be available through November 23, 2007, by dialing 888-286-8010 (international: 617-801-6888) and entering access code 73332525. A webcast of the conference call will also be available for one year under the investor information section of NutriSystem's website.

About NutriSystem, Inc.

Founded in 1972, NutriSystem (NASDAQ: NTRI) is a leading provider of weight management and fitness products and services. The Company offers a weight loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding NutriSystem's outlook and guidance for the fourth quarter of 2007 and the full year 2007, its expectations regarding the effect of competitive pressures, statements about the benefits to be achieved from investments made in 2007, and from share repurchases, and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contacts:
James D. Brown EVP and Chief Financial Officer NutriSystem, Inc. Tel: 215-706-5302 Email: jbrown@nutrisystem.com	Sanjay M. Hurry Investor Relations The Piacente Group, Inc. Tel: 212-481-2050 Email: sanjay@thepiacentegroup.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)
	Three Months Ended September 30, __________________________		Nine Months Ended September 30, _______________________
	2007	2006	2007	2006

REVENUE	$ 188,283	$ 155,258	$ 640,199	$ 434,640

COSTS AND EXPENSES:
Cost of revenue	87,773	73,697	295,683	210,876
Marketing	47,516	34,143	144,753	87,829
General and administrative	16,959	10,025	48,719	31,215
Depreciation and amortization	1,550	715	4,220	1,833
Total costs and expenses	153,798	118,580	493,375	331,753
Operating income	34,485	36,678	146,824	102,887
INTEREST INCOME, net	1,116	1,061	3,042	2,529
Income before income taxes	35,601	37,739	149,866	105,416
INCOME TAXES	13,352	14,341	56,201	39,893
Net income	$ 22,249	$ 23,398	$ 93,665	$ 65,523

BASIC INCOME PER COMMON SHARE	$ 0.65	$ 0.65	$ 2.71	$ 1.83
DILUTED INCOME PER COMMON SHARE	$ 0.64	$ 0.63	$ 2.64	$ 1.76

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	34,219	35,833	34,621	35,855
Diluted	34,942	37,117	35,438	37,239

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)
	September 30,	December 31,
	2007	2006

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 38,909	$ 13,785
Marketable securities	78,653	68,469
Receivables	14,453	17,218
Inventories	38,911	72,366
Deferred income taxes	2,959	2,743
Other current assets	8,610	11,202
Total current assets	182,495	185,783

FIXED ASSETS, net	17,057	9,374
OTHER ASSETS	3,596	2,710
	$ 203,148	$ 197,867
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 32,258	$ 45,306
Accrued payroll and related benefits	5,333	1,371
Accrued income taxes	4,291	-
Other accrued expenses and current liabilities	6,994	5,057
Total current liabilities	48,876	51,734
NON-CURRENT LIABILITIES	1,072	831
Total liabilities	49,948	52,565

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 34,551,224 at September 30, 2007 and 35,918,506 at December 31, 2006)	34	35
Additional paid-in capital	2,145	60,355
Retained earnings	151,021	84,912
Total stockholders' equity	153,200	145,302
	$ 203,148	$ 197,867

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

Nine Months Ended September 30, ~~-----------------------------------------~~
2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 93,665	$ 65,523
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation and amortization	4,220	1,833
Loss on disposal of fixed assets	244	4
Share-based expense	2,853	4,625
Deferred tax (benefit) expense	(1,183)	3,561
Changes in operating assets and liabilities-
Accrued interest income	(259)	(614)
Receivables	2,765	(3,797)
Inventories	33,455	7,462
Other assets	2,599	943
Accounts payable	(13,048)	1,681
Accrued payroll and related benefits	3,962	3,780
Accrued income taxes	4,291	6,246
Other accrued expenses and liabilities	2,480	2,185
Net cash provided by operating activities	136,044	93,432
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(174,050)	(102,000)
Sales of marketable securities	164,125	48,600
Capital additions	(12,093)	(4,396)
Net cash used in investing activities	(22,018)	(57,796)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	1,623	2,711
Tax benefit from stock option exercises	7,381	8,756
Payment on note payable	(150)	-
Repurchases and retirement of common stock	(97,756)	(45,368)
Net cash used in financing activities	(88,902)	(33,901)
NET CHANGE IN CASH AND CASH EQUIVALENTS	25,124	1,735
CASH AND CASH EQUIVALENTS, beginning of period	13,785	3,902
CASH AND CASH EQUIVALENTS, end of period	$ 38,909	$ 5,637